United States

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 21, 2012

FNB BANCORP

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-49693	92-2115369
(Commission File Number)	(IRS Employer Identification No.)

975 El Camino Real, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 588-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, FNB Bancorp, as “Purchaser,” and its wholly owned banking subsidiary, First National Bank of Northern California, entered into a Stock Purchase Agreement dated as of March 25, 2012 (the Stock Purchase Agreement”) to acquire all of the outstanding capital stock of Oceanic Bank Holding, Inc. (the Company”), the holding company for Oceanic Bank, a California banking corporation with its head office in San Francisco, California, from Oceanic Holding (BVI) Limited, the sole shareholder of the Company, and Walter J. Mix, III, the Trustee of a voting trust created by a Voting Trust Agreement dated as of October 26, 2011, for regulatory purposes to facilitate the sale of the shares. The all cash purchase price to be paid for the shares at the closing was set at $27,750,000, subject to potential adjustments in accordance with the terms of the Stock Purchase Agreement. Consummation of the purchase was made subject to the satisfaction of various closing conditions, including the receipt of all necessary bank regulatory approvals. For further information regarding the terms and conditions of the Stock Purchase Agreement, reference should be made to the FNB Bancorp Current Report on Form 8-K, with attachments, as filed with the Commission on March 27, 2012.

The final regulatory approvals necessary for consummation of the Stock Purchase Agreement were received by FNB Bancorp at September 18, 2012, and the closing of the stock purchase occurred on September 21, 2012. The all cash consideration paid by FNB Bancorp at the closing consisted of approximately $26,772,400 for the shares of stock and approximately $977,600 in aggregate payments to participants in the Oceanic Bank Stay Bonus Plan. Immediately following the closing, the Company was merged with and into FNB Bancorp and Oceanic Bank was merged into First National Bank of Northern California.

Oceanic Bank has been serving its banking customers for more than 30 years, with two offices in San Francisco, California, and one office on Guam. With the opening of business on Monday, September 24, 2012, all of the offices of Oceanic Bank became branch offices of First National Bank of Northern California and substantially all of the former employees of Oceanic Bank became employees of First National Bank of Northern California. Oceanic Bank had total assets of approximately $116 million, total loans of approximately $110 million and total deposits of approximately $112 million. FNB Bancorp expects the acquisition to be immediately accretive to earnings.

Item 8.01 Other Events

A copy of the press release issued by FNB Bancorp on September 21, 2012, to announce the closing of the Stock Purchase Agreement and the merger of Oceanic Bank with and into First National Bank of Northern California is attached to this report as Exhibit 2.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

2.1	Press release on September 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB BANCORP (Registrant)

Dated: September 24, 2012.	By:	/s/ David A Curtis
Dave A. Curtis
Senior Vice President and
Chief Financial Officer